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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2005

                          DALECO RESOURCES CORPORATION
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               (Exact name of registrant as specified in Charter)

              Nevada                     0-12214               23-2860739
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   (State or other jurisdiction        (Commission            (IRS Employee
        of Incorporation)                File No)          Identification No.)

            120 North Church Street, West Chester, Pennsylvania 19380
            ---------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 610-429-0181


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.

        Material Contract:

        Daleco Resources Corporation's and its wholly owned subsidiary, C.A. Properties, Inc. (the "Company") entered into a Development and Operating Agreement ("Agreement") with Tecumseh Professional Associates, Inc., a New Mexico Company ("TPA") for the management, development, exploitation and marketing ("Development") of the Company's Calcium Carbonate interests, located in Cibola County, New Mexico ("CACO3).

        The Agreement provides for a three (3) year Primary Term and for so long thereafter as TPA continues to produce CACO3 in commercial quantities. Profits from the Development will be split 65% to TPA and 35% to the Company; provided, however, the first Two Hundred Thousand Dollars ($200,000) of net Profits shall be allocated and paid fifty percent (50%) to the Company and fifty percent (50%) to TPA. All costs and expenses incurred in the first year of operations will be borne 100% by TPA.

        The Agreement, less exhibits A and B, is attached hereto as Exhibit
10.38.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Daleco Resources Corporation
                                        ----------------------------------------
                                                     (Registrant)

Date:  February 16, 2005
                                                /s/ Gary J. Novinskie
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                                              Gary J. Novinskie, President

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